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                                                                EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Registration Statement File No. 333-21691.


                                        ARTHUR ANDERSEN LLP



Orlando, Florida
   April 17, 1997